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CERTIFICATE                                                           NUMBER OF
  NUMBER                                                               SHARES
  - 1 -                                                                 ___


           F&C/CLAYMORE PREFERRED SECURITIES INCOME FUND INCORPORATED
              Incorporated Under the Laws of the State of Maryland
                                  Common Stock
                            Par Value $.01 Per Share

   Cusip No.____________________

This Certifies that _________________________ is the owner of _____ fully paid and non-assessable shares of Common Stock, par value $.01 per share, of F&C/Claymore Preferred Securities Income Fund Incorporated (the "Corporation") transferable only on the books of the Corporation by the holder thereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the transfer agent and registrar.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ____ day of _________ A.D. 2003.

PFPC, INC.                                    F&C/CLAYMORE PREFERRED SECURITIES
As Transfer Agent and Registrar     [Seal]    INCOME FUND INCORPORATED
                                              By: ____________________
                                                     President

By:____________________                       By: ____________________
   Authorized Signature                              Secretary
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FOR VALUE RECEIVED, _____ hereby sells, assign and transfer unto______________

____________________

Shares represented by the within Certificate, and does hereby irrevocably constitute and appoint _________________________ Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated ____________________  ____, ____

In presence of

____________   ____________


                   The Corporation will furnish to the stockholder, upon request and without charge, a full statement of the designations, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of each class of stock which the Corporation is authorized to issue, so far as they have been determined, and a full statement of the authority of the Board of Directors to determine the relative rights and preferences of subsequent classes or series. Any such request should be addressed to the Secretary of the Corporation.